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                                    EXHIBIT 23.2




                    EXHIBIT 23.2 - CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23583) pertaining to the Amended and Restated Stock Option Plan of Medwave, Inc. and in the related Prospectus of our report dated June 5, 1998, with respect to the financial statements of Medwave, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 1998.






                                        /s/ Ernst & Young



Minneapolis, Minnesota
July 20, 1998